CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117
AUSTIN, TEXAS 78729-1106
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817-336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 625
HOUSTON, TEXAS 77002-5008
713-651-9944

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

To : The Board of Directors of Sun River Energy, Inc.

We refer to the information filed with the SEC on form 8KA as a completion of the acquisition as originally reported on February 7, 2011.

Cawley, Gillespie & Associates, INc. ("CGA") was engaged to evaluate the oil and natural gas reserves in respect of certain properties held by Katy ETX LLC (the "CGA Report").

We understand that the 8KA contain references to the CGA Report dated November 30, 2010 and to our having evaluated the oil and natural gas reserves in respect of these properties.

We hereby consent to the reference to our firm name and to the reference to, summaries of and excerpts from the CGA Report included in the 8KA.

Dated this 21st day of April 2011.

Yours very truly,

Cawley, Gillespie & Assoc., Inc.

Cawley, Gillespie & Associates, Inc.

Fort Worth, Texas